Exhibit 24.1

                        POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned officers and directors of TIME WARNER INC., a Delaware corporation (the "Corporation"), which will file or has filed with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements on Form S-8 or any other appropriate form for the registration under said Act of shares of Common Stock ($1.00 par value per share), and associated rights to purchase Series A Participating Cumulative Preferred Stock, in connection with the Time Warner Inc. 1994 Stock Option Plan, hereby constitutes and appoints DAVID R. HAAS, PETER R. HAJE, TOD
R. HULLIN, GERALD M. LEVIN, PHILIP R. LOCHNER, JR. AND BERT W. WASSERMAN and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements and any and all amendments and post-effective amendments thereto, with power where appropriate to affix the corporate seal of the Corporation thereto and to attest said seal, and to file any such Registration Statement and any such amendment and post-effective amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his or her name as of the 11th day of April, 1994.


(i)         Principal Executive Officer:


               /s/ Gerald M. Levin
               Gerald M. Levin, Director
               Chairman of the Board, President
               and Chief Executive Officer


(ii)       Principal Financial Officer:


               /s/ Bert W. Wasserman
               Bert W. Wasserman, Executive Vice
               President and Chief Financial Officer


(iii)      Principal Accounting Officer:



               /s/ David R. Hass
               David R. Haas, Senior Vice
               President and Controller


(iv)       Directors:



/s/ Merv Adelson                     /s/ Henry Luce III
Merv Adelson                         Henry Luce III



/s/ Lawrence B. Buttenwieser         /s/ Reuben Mark
Lawrence B. Buttenwieser             Reuben Mark



/s/ Hugh F. Culverhouse              /s/ J. Richard Munro
Hugh F. Culverhouse                  J. Richard Munro



/s/ Edward S. Finkelstein            /s/ Richard D. Parsons
Edward S. Finkelstein              Richard D. Parsons



/s/ Beverly Sills Greenough          /s/ Donald S. Perkins
Beverly Sills Greenough              Donald S. Perkins



/s/ Carla A. Hills                   /s/ Raymond S. Troubh
Carla A. Hills                       Raymond S. Troubh



/s/ David T. Kearns                  /s/ Francis T. Vincent, Jr.
David T. Kearns                      Francis T. Vincent, Jr.